                                                                       EXHIBIT A

                                    AGREEMENT

      The undersigned agree that this Schedule 13D relating to the Common Stock of Foothill Independent Bancorp shall be filed on behalf of each of the undersigned.

Dated:  November 12, 1998



                             BASSWOOD PARTNERS, L.P.

                             By: Basswood Management, Inc., its General Partner


                             By: /s/ Matthew Lindenbaum
                                -----------------------
                                Name: Matthew Lindenbaum
                                Title: President

                                   /s/ Matthew Lindenbaum
                             ---------------------------------
                                   Matthew Lindenbaum

                                   /s/ Bennett Lindenbaum
                             ---------------------------------
                                   Bennett Lindenbaum